AMENDMENT TO NOTE PURCHASE AGREEMENT

THIS AMENDMENT TO NOTE PURCHASE AGREEMENT (this "**Amendment**"), dated May 15, 2012, is between Lily Group Inc., an Indiana corporation (the "**Borrower**"), and Platinum Partners Credit Opportunities Master Fund LP, a Delaware limited partnership (the "**Purchaser**").

RECITALS

A. The Borrower and the Purchaser have entered into a Note Purchase Agreement, dated as of February 16, 2012 (as amended, modified, replaced or substituted, the "**Note Purchase Agreement**"), providing for the Purchaser's purchase of a $13,000,000 promissory note from the Borrower. Defined terms used herein and not defined herein shall have the meanings set forth in the Note Purchase Agreement.

B. The Borrower has asked the Purchaser, and the Purchaser has agreed to amend the terms and conditions of the Note Purchase Agreement to extend the Termination Date to May 25, 2012, subject to and as more fully set forth in this Amendment.

AGREEMENT

IN CONSIDERATION of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Purchaser agree as follows:

1. Amendment to Note Purchase Agreement. Effective as of the Effective Date (as defined below) and upon the terms and subject to the conditions set forth in this Amendment:

(a) Section 1.1 of the Note Purchase Agreement is hereby amended by deleting "May 16, 2012" and replacing it with "May 25, 2012".

(b) Section 4.1 of the Note Purchase Agreement is hereby amended by deleting "May 16, 2012" and replacing it with "May 25, 2012".

2. Other Agreements.

(a) The Borrower and the Purchaser agree that all of the Note Documents are hereby amended to reflect the amendments set forth herein and that no further amendments to any Note Documents are required to reflect the foregoing.

(b) All references in any document to "Note Purchase Agreement" or any "Note Document" shall refer to the Note Purchase Agreement or any such Note Document, as amended pursuant to this Amendment.

3. Conditions Precedent. The effectiveness of this Amendment (including without limitation the amendment provided for in Section 1 hereof) is subject to the satisfaction of the following conditions (the date that all such conditions are satisfied, the "**Effective Date**"):

(a) The Purchaser shall have received:

(i) from the Borrower, an amendment fee of $50,000;

(ii) from the Borrower either (A) a counterpart of this Amendment signed on behalf of the Borrower or (B) written evidence satisfactory to the Purchaser (which may include telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment; and

(iii) such other documents, certificates and instruments as the Purchaser or its counsel may have reasonably requested, such documents, certificates and instruments to be satisfactory to the Purchaser and its counsel in all respects in their sole discretion.

(b) The Purchaser shall have received all fees and other amounts due and payable on or prior to the Effective Date, including to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel) required to be reimbursed or paid by the Borrower hereunder or under any separate agreement.

4. Representations and Warranties. The Borrower hereby certifies to the Purchaser that as of the date of this Amendment and as of the Effective Date (taking into consideration the transactions contemplated by this Amendment) all of the Borrower's representations and warranties contained in the Note Purchase Agreement and each of the Note Documents are true, accurate and complete, and no Default or Event of Default has occurred under the Note Purchase Agreement or any of the Note Documents. Without limiting the generality of the foregoing, the Borrower represents and warrants that (i) the execution and delivery of this Amendment has been authorized by all necessary action on the part of the Borrower, (ii) the person executing this Amendment on behalf of the Borrower is duly authorized to do so, and (iii) this Amendment constitutes the legal, valid, binding and enforceable obligation of the Borrower.

5. Additional Documents. The Borrower shall execute and deliver, and shall cause to be executed and delivered, to the Purchaser at any time and from time to time such documents and instruments, including without limitation additional amendments to the Note Purchase Agreement and the Note Documents, as the Purchaser may reasonably request to confirm and carry out the transactions contemplated hereby or by any other Note Documents executed in connection herewith.

6. Continuation of the Note Purchase Agreement and Note Documents. Except as specified in this Amendment, the provisions of the Note Purchase Agreement and the Note Documents shall remain in full force and effect, and if there is a conflict between the terms of this Amendment and those of the Note Purchase Agreement or the Note Documents, the terms of this Amendment shall control. This Amendment is a Note Document.

7. Ratification and Reaffirmation of Obligations by Borrower. Borrower hereby (a) ratifies and confirms all of its Obligations under the Note Purchase Agreement and each of the other Note Documents, and acknowledges and agrees that such Obligations remain in full force and

effect, and (b) ratifies, reaffirms and reapproves in favor of the Purchaser the terms and provisions of the Note Purchase Agreement and each of the other Note Documents, including (without limitation), its pledges and other grants of Liens and security interests pursuant to the Note Documents.

8. Release and Indemnification.

(a) Borrower hereby fully, finally, and forever releases and discharges the Purchaser, and its successors, assigns, directors, officers, employees, agents and representatives, from any and all causes of action, claims, debts, demands and liabilities, of whatever kind or nature, in law or equity, of the Borrower, whether now known or unknown to Borrower in respect of (i) the Obligations under the Note Purchase Agreement and each of the other Note Documents or (ii) the actions or omissions of the Purchaser in any manner related to the Obligations under the Note Purchase Agreement and each of the other Note Documents; *provided* that this Section shall only apply to and be effective with respect to events or circumstances existing or occurring prior to and including the date of this Amendment.

(b) Without limiting Section 11.3 of the Note Purchase Agreement, the Borrower hereby agrees to indemnify, defend, and hold harmless the Purchaser and its successors, assigns, directors, officers, employees, agents and representatives (each an "**Indemnified Party**" and collectively the "**Indemnified Parties**") from and against any and all accounts, covenants, agreements, obligations, claims, debts, liabilities, offsets, demands, costs, expenses, actions or causes of action of every nature, character and description, whether arising at law or equity or under statute, regulation or otherwise, and whether liquidated or unliquidated, contingent or noncontingent, known or unknown, suspected or unsuspected ("**Claims**"), arising from or made under any legal theory, which any of Indemnified Parties may incur as a direct or indirect consequence of or in relation to any acts or omissions of the Borrower arising from or relating to any of: (i) the Note Purchase Agreement; (ii) the Note Documents; (iii) this Amendment; or (iv) any documents executed by the Borrower in connection with this Amendment. Should any Indemnified Party incur any such Claims, or defense of or response to any Claims or demand related thereto, the amount thereof, including costs, expenses and attorneys' fees, shall be added to the amounts due under the Note Documents, and shall be secured by any and all liens created under and pursuant to the Note Documents. This indemnity shall survive until the Obligations have been indefeasibly paid in full and the termination, release or discharge of the Borrower. To the extent permissible under applicable law, this indemnity shall not limit any other rights of indemnification, subrogation or assignment, whether explicit, implied, legal or equitable, that any Indemnified Party may have; *provided that* no Indemnified Party shall have the right to indemnification to the extent that a Claim arises out of the Indemnified Party's gross negligence or willful misconduct.

9. Miscellaneous.

(a) **THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW 5-1401 AND 5-1402) OF THE STATE OF NEW YORK.**

(b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and permissible assigns.

(c) All representations and warranties made in this Amendment, the Note Purchase Agreement or any Note Document including any Note Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other related Note Documents, and no investigation by the Purchaser or any closing shall affect the representations and warranties or the right of the Purchaser to rely upon them.

(d) This Amendment and all documents to be executed and delivered hereunder may be delivered in the form of a facsimile copy or other electronic means, subsequently confirmed by delivery of the originally executed document. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(e) This Amendment, the Note Purchase Agreement, the other Note Documents, and all other instruments, documents and agreements executed and delivered in connection with this Amendment, the Note Purchase Agreement and the other Note Documents, embody the final, entire agreement among the parties hereto with respect to the subject matter hereof. There are no oral agreements among the parties hereto. This Amendment may not be amended or modified orally, but only by a written agreement meeting the requirements of Section 11.5 of the Note Purchase Agreement.

(f) The section headings herein are for convenience only and shall not affect the construction hereof.

(g) Other than as expressly stated herein, this Amendment and the amendments set forth herein do not constitute a waiver by the Purchaser of Borrower's compliance with any covenants, or a waiver of any Defaults or Events of Default, under the Note Purchase Agreement or any of the Note Documents, and shall not entitle the Borrower to any similar or other amendments in the future. Without limiting the foregoing, except as specifically set forth herein, the Purchaser continues to reserve all rights and remedies available to the Purchaser under the Note Purchase Agreement and the Note Documents, under law (including without limitation Article 9 of the Uniform Commercial Code) and at equity.

(h) In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

[Remainder of page intentionally left blank; signature pages follow.]

The parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

BORROWER:

LILY GROUP INC.,
an Indiana corporation

By: ______________________
Name: Douglas P. Martin
Title: Chief Executive Officer

PURCHASER:

PLATINUM PARTNERS CREDIT OPPORTUNITIES MASTER FUND LP,
a Delaware limited partnership

By: ______________________
Name: David Levy
Title: Portfolio Manager